Collective Brands Reports Third Quarter 2009 Financial Results

Net Earnings $36.9 Million, $0.57 per Share; Adjusted Net Earnings(1) $39.4 Million, $0.61 per Share; Comparable Store Sales up 3.1%

TOPEKA, KS -- (Marketwire - December 02, 2009) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for the third quarter ended October 31, 2009. Third quarter 2009 net earnings attributable to Collective Brands, Inc. were $36.9 million, or $0.57 per diluted share, compared to $47.5 million, or $0.74 per diluted share, in the third quarter of 2008. Taking adjustments(1) into account, third quarter 2009 net earnings attributable to Collective Brands, Inc. were $39.4 million, or $0.61 per diluted share, up $13.4 million, or 51.5%, versus the third quarter of 2008. Third quarter 2009 adjustments were related to the settlement of certain litigation and severance; and third quarter 2008 adjustments were related to litigation, severance, and the expiration of the Tommy Hilfiger adult footwear license.

Collective Brands' third quarter 2009 net sales were $867.0 million, up 0.5% versus last year and up 2.9% versus last year on an adjusted(1) basis. The Company's third quarter 2009 comparable store sales(2) increased 3.1%. Comparable store sales for Payless and the Performance + Lifestyle Group (PLG) were up 3.4% and down 0.7%, respectively, for the third quarter of 2009. Payless Domestic comparable store sales increased 5.4%.

Collective Brands generated $241.6 million of free cash flow(1) through the first three quarters of 2009, an increase of $151.3 million over the same period last year as a result of effective inventory management, lower capital spending, reduced litigation costs, and higher earnings. Net debt(1) at the end of the quarter was $419.8 million, down $188.6 million compared to the end of the third quarter last year.

"Our strong third quarter operating results demonstrate the success of our strategy in the midst of a difficult economy," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "Sales increased, operating margins improved, and we generated substantially greater free cash flow. At Payless, we had strong children's results that produced a successful back-to-school season, and we had a strong boot performance as well. Saucony and Sperry Top-Sider also showed continued strength. Across Collective Brands, we delivered on our customer promise with innovative and fresh product, outstanding customer service, effective marketing, and efficient merchandise flow, all of which led to strong results."

Consolidated Results -- Selected unaudited financial data (dollars in millions, except per share data) for the 13 weeks ended October 31, 2009 and November 1, 2008:

                                                         ADJUSTED(1)
                                                 =========================
                                        2009 v                     2009 v
                        2009     2008     2008     2009     2008     2008
                      =======  =======  =======  =======  =======  =======
Net sales             $ 867.0  $ 862.7      0.5% $ 867.0  $ 842.5      2.9%
Gross margin rate        36.0%    34.6% 140 bps     36.3%    34.5% 180 bps
Selling, general &
 administrative
 (SG&A)               $ 250.8  $ 245.1      2.3% $ 249.8  $ 243.2      2.7%
SG&A rate                28.9%    28.4%  50 bps     28.8%    28.9% -10 bps
Earnings before
 interest, taxes,
 depreciation and
 amortization
 (EBITDA)             $  97.0  $  89.4      8.5% $ 101.1  $  83.1     21.7%
Net earnings
 attributable to
 Collective Brands,
 Inc.                 $  36.9  $  47.5    -22.3% $  39.4  $  26.0     51.5%
Diluted earnings per
 share                $  0.57  $  0.74    -23.0% $  0.61  $  0.41     48.8%

--  Net sales for the quarter increased from last year due primarily to higher comparable store sales and sales increases in Saucony and Sperry Top-
    Sider. The comparable store sales increase was driven by the performance of the Payless Domestic operating segment.  A strategic marketing event with
    The Oprah Winfrey Show contributed nearly three percentage points to comparable store sales.

--  The increase in the gross margin rate was primarily due to lower product and occupancy costs, as well as positive leverage of fixed costs.

--  SG&A expenses increased due to higher incentive compensation related to company performance, as well as severance costs.  SG&A as a percent of sales was up slightly, but the adjusted SG&A(1) rate was down.

--  This year's net earnings comparison was unfavorably impacted due to an income tax benefit last year. The benefit last year was primarily the result of changes in the full year earnings projection by tax jurisdiction.

Inventory at the end of the third quarter was $403.2 million, down 13.8% compared to the prior year period. Aged inventory declined both in dollars and units. Capital expenditures were $61.2 million through the first three quarters of 2009 compared to $107.5 million at the same time last year. The lower expenditures reflect the completion of distribution centers and reduced spending on stores. During the third quarter of 2009, Collective Brands added 9 new stores (6 Payless and 3 PLG), closed 26 Payless stores, and relocated 5 stores (4 Payless and 1 PLG).

                                      3rd       2nd       4th       3rd
                                    Quarter   Quarter   Quarter   Quarter
Retail Store Counts                   2009      2009      2008      2008
                                    --------- --------- --------- ---------
Payless ShoeSource                      4,483     4,503     4,522     4,537
Performance + Lifestyle Group             363       360       355       353
                                    --------- --------- --------- ---------
Total Stores                            4,846     4,863     4,877     4,890
                                    ========= ========= ========= =========

Segment Results (dollars in millions)

                     Payless     Payless       PLG
                    Domestic  International Wholesale  PLG Retail   Total
                    ---------- ----------- ---------- ---------- ----------
Third Quarter 2009
   Net Sales        $    578.1 $     110.0 $    111.6 $     67.3 $    867.0
   Operating Profit $     44.5 $      11.2 $      0.1 $      5.2 $     61.0
    Add: Adjustments
     for Litigation
     and Severance  $      3.7           - $      0.3 $      0.1 $      4.1
                    ---------- ----------- ---------- ---------- ----------
   Adjusted
    Operating
    Profit(1)       $     48.2 $      11.2 $      0.4 $      5.3 $     65.1
                    ========== =========== ========== ========== ==========
Third Quarter 2008
   Net Sales        $    553.7 $     111.4 $    132.1 $     65.5 $    862.7
    Less: Adjustment
    For Tommy
    Hilfiger                 -           - $     20.2          - $     20.2
                    ---------- ----------- ---------- ---------- ----------
   Adjusted Net
    Sales(1)        $    553.7 $     111.4 $    111.9 $     65.5 $    842.5
                    ========== =========== ========== ========== ==========
   Operating Profit $     29.2 $      12.3 $      4.4 $      7.6 $     53.5
    Less:
     Adjustments
     for
     Litigation,
     Severance, and
     Tommy Hilfiger $      4.3           - $      2.1          - $      6.4
                    ---------- ----------- ---------- ---------- ----------
   Adjusted
    Operating
    Profit(1)       $     24.9 $      12.3 $      2.3 $      7.6 $     47.1
                    ========== =========== ========== ========== ==========

Third Quarter 2009
   Depreciation and
    Amortization    $     25.2 $       4.0 $      5.3 $      1.5 $     36.0

--  Payless Domestic -- The net sales increase was driven primarily by a comparable store sales increase of 5.4%.  Sales increased in children's footwear, boots, and women's accessories impacted by the strategic marketing event and a strong back-to-school season.  Operating profit increased due to higher sales and gross margin rate expansion.

--  Payless International -- The net sales decline was driven by lower consumer traffic as a result of the continuing global economic slowdown.
    The decline was almost entirely offset by 28 new store openings in Colombia and the impact of the strategic marketing event in Canada.  Operating profit declined due primarily to the sales decline and increased costs to comply with incremental tariffs in Ecuador, partially offset by reduced operating expenses.

--  PLG Wholesale -- Net sales declined. Increases at Saucony and Sperry
    Top-Sider were offset by the expiration of the Tommy Hilfiger adult footwear licensing agreement and lower Keds and Stride Rite Children's
    Group sales. Operating profit decreased due primarily to the expiration of the agreement and an unfavorable merchandise mix shift.

--  PLG Retail -- Net sales increased due to 10 additional stores and higher sales at outlets. This was offset in part by lower comparable store sales at children's specialty stores. Operating profit decreased due to the comparable store sales decline, greater promotional activity, and severance costs.

Outlook for Collective Brands

--  The 2009 effective tax rate is expected to be a mid-to-high teens percentage, excluding discrete events primarily associated with the resolution of outstanding tax audits.

--  Depreciation and amortization in 2009 is expected to total approximately $145 million.

--  Capital expenditures in 2009 are expected to total approximately $85 million.

--  Collective Brands 2009 retail store count is expected to decline by
    55, net of store openings.

                                      Open        Close         Change
                                   --------     --------       --------
Payless
  Payless Domestic                       31          115            (84)
  Payless International                  46           25             21
                                   --------     --------       --------
Payless Total                            77          140            (63)
PLG Total                                11            3              8
                                   --------     --------       --------
Collective Brands Total                  88          143            (55)
                                   ========     ========       ========

Notes to Financial Data

(1) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands business and provide useful information to both management and investors by excluding certain items that are not indicative of Collective Brands core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

Adjusted net sales -- Defined as net sales excluding adjustments related to the expiration of the Tommy Hilfiger adult footwear license.

Adjusted gross margin rate -- Defined as gross margin as a percentage of sales excluding adjustments related to litigation, severance, and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted SG&A -- Defined as SG&A excluding adjustments related to severance and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted operating profit -- Defined as operating profit excluding adjustments related to litigation, severance, and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted EBITDA -- Defined as EBITDA excluding adjustments related to litigation, severance, and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted net earnings attributable to Collective Brands, Inc. -- Defined as net earnings attributable to Collective Brands, Inc. adjusted for litigation, severance, and the expiration of the Tommy Hilfiger adult footwear license as well as their tax impacts.

Adjusted diluted earnings per share -- Defined as diluted earnings per share excluding adjustments related to litigation, severance, and the expiration of the Tommy Hilfiger adult footwear license.

Free cash flow -- Defined as cash flow provided by operating activities less capital expenditures. Free cash flow provides useful information about the Company's liquidity, its ability to make investments, and its ability to service debt.

Net debt -- Defined as total debt minus cash and cash equivalents. Net debt provides useful information about the capacity of the Company to reduce its debt load and improve its capital structure.

(2) Comparable store sales include Payless stores from all regions and PLG stores.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company for Payless ShoeSource, Collective Brands Performance + Lifestyle Group, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. The Collective Brands Performance + Lifestyle Group markets lifestyle and performance branded footwear for children and adults sold primarily through wholesale and retail under well-known brand names including Stride Rite, Saucony, Sperry Top-Sider, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expected," "believes," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of or future litigation including intellectual property and employment litigation; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese yuan or Canadian dollar; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 31, 2009 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2008 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2008 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(Dollars and shares in
 millions, except per
 share data)                 13 Weeks Ended            39 Weeks Ended
                        ------------------------  ------------------------
                        October 31,  November 1,  October 31,  November 1,
                            2009         2008         2009         2008
                        -----------  -----------  -----------  -----------

Net sales               $     867.0  $     862.7  $   2,566.2  $   2,706.8

Cost of sales                 555.2        564.0      1,668.9      1,820.2

                        -----------  -----------  -----------  -----------
Gross margin                  311.8        298.7        897.3        886.6

Selling, general and
 administrative
 expenses                     250.8        245.1        743.5        768.1

Restructuring charges             -          0.1            -          0.2

                        -----------  -----------  -----------  -----------
Operating profit from
 continuing operations         61.0         53.5        153.8        118.3

Interest expense               14.8         19.9         46.4         57.7

Interest income                (0.2)        (2.7)        (1.0)        (6.5)

                        -----------  -----------  -----------  -----------
Net earnings from
 continuing operations
 before income taxes           46.4         36.3        108.4         67.1

Provision (benefit) for
 income taxes                   8.2        (12.9)        13.1        (13.4)

                        -----------  -----------  -----------  -----------
Net earnings from
 continuing operations         38.2         49.2         95.3         80.5

Income (loss) from
 discontinued
 operations, net of
 income taxes                  (0.1)         0.1         (0.2)        (0.4)

                        -----------  -----------  -----------  -----------
Net earnings                   38.1         49.3         95.1         80.1

Net earnings
 attributable to
 noncontrolling
 interests                     (1.2)        (1.8)        (1.5)        (4.8)

                        -----------  -----------  -----------  -----------
Net earnings
 attributable to
 Collective Brands,
 Inc.                   $      36.9  $      47.5  $      93.6  $      75.3
                        ===========  ===========  ===========  ===========

Basic earnings per
 share attributable to
 Collective Brands,
 Inc. common
 shareholders:
  Earnings from
   continuing
   operations
   attributable to
   Collective Brands,
   Inc. common
   shareholders         $      0.58  $      0.74  $      1.47  $      1.19
  Loss from
   discontinued
   operations
   attributable to
   Collective Brands,
   Inc. common
   shareholders                   -            -            -            -
                        -----------  -----------  -----------  -----------
Basic earnings per
 share attributable to
 Collective Brands,
 Inc. common
 shareholders:          $      0.58  $      0.74  $      1.47  $      1.19
                        ===========  ===========  ===========  ===========

Diluted earnings per
 share attributable to
 Collective Brands,
 Inc. common
 shareholders:
  Earnings from
   continuing
   operations
   attributable to
   Collective Brands,
   Inc. common
   shareholders         $      0.57  $      0.74  $      1.46  $      1.19
  Loss from
   discontinued
   operations
   attributable to
   Collective Brands,
   Inc. common
   shareholders                   -            -            -            -
                        -----------  -----------  -----------  -----------
Diluted earnings per
 share attributable to
 Collective Brands,
 Inc. common
 shareholders:          $      0.57  $      0.74  $      1.46  $      1.19
                        ===========  ===========  ===========  ===========

Basic weighted average
 shares outstanding            63.2         63.0         63.1         62.9

Diluted weighted
 average shares
 outstanding                   63.7         63.0         63.3         62.9

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                  October 31,  November 1,
(dollars in millions)                                 2009         2008
                                                  -----------  -----------

ASSETS:

Current assets:
  Cash and cash equivalents                       $     470.7  $     523.6
  Accounts receivable, net                               82.9         89.1
  Inventories                                           403.2        467.6
  Current deferred income taxes                          32.2         45.6
  Prepaid expenses                                       49.8         74.8
  Other current assets                                   26.3         37.1
  Current assets of discontinued operations               0.7          0.9
                                                  -----------  -----------
Total current assets                                  1,065.8      1,238.7

Property and Equipment:
  Land                                                    7.0          8.6
  Property, buildings and equipment                   1,415.7      1,486.8
  Accumulated depreciation and amortization            (949.0)      (952.1)
                                                  -----------  -----------
  Property and equipment, net                           473.7        543.3

Intangible assets, net                                  431.3        539.4
Goodwill                                                280.1        324.0
Deferred income taxes                                     5.8          0.2
Other assets                                             42.4         40.1
                                                  -----------  -----------

TOTAL ASSETS                                      $   2,299.1  $   2,685.7
                                                  ===========  ===========

LIABILITIES AND EQUITY:

Current liabilities:
  Current maturities of long-term debt            $       7.1  $     222.3
  Notes payable                                           0.9            -
  Accounts payable                                      140.2        186.5
  Accrued expenses                                      194.5        208.2
  Current liabilities of discontinued operations          1.7          1.8
                                                  -----------  -----------
Total current liabilities                               344.4        618.8

Long-term debt                                          882.5        909.7
Deferred income taxes                                    55.2        116.0
Other liabilities                                       248.0        243.8
Noncurrent liabilities of discontinued operations         0.3            -
Equity:
  Collective Brands, Inc. shareowners' equity           741.7        776.1
  Noncontrolling interests                               27.0         21.3

Total equity                                            768.7        797.4
                                                  -----------  -----------

TOTAL LIABILITIES AND EQUITY                      $   2,299.1  $   2,685.7
                                                  ===========  ===========

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                       39 Weeks Ended
                                                  ------------------------
                                                  October 31,  November 1,
(dollars in millions)                                 2009         2008
                                                  -----------  -----------

OPERATING ACTIVITIES:
Net earnings                                      $      95.1  $      80.1
Loss from discontinued operations, net of income
 taxes                                                    0.2          0.4
Adjustments for non-cash items included in net
 earnings:
  Loss on impairment and disposal of assets               8.3          5.6
  Depreciation and amortization                         107.5        105.9
  Provision for losses on accounts receivable             2.1          2.2
  Share-based compensation expense                       12.5         12.4
  Deferred income taxes                                   2.4        (21.3)
  Other, net                                             (0.1)           -
Changes in working capital:
  Accounts Receivable                                    14.4         (4.8)
  Inventories                                            92.9         (2.6)
  Prepaid expenses and other current assets              17.2          9.0
  Accounts payable                                      (32.3)        (8.6)
  Accrued expenses                                       (3.9)        17.5
Changes in other assets and liabilities, net            (11.2)         6.7
Contributions to pension plans                           (2.5)        (4.7)
Net cash provided by discontinued operations              0.2            -
                                                  -----------  -----------

Cash flow provided by operating activities              302.8        197.8
                                                  -----------  -----------

INVESTING ACTIVITIES:
Capital expenditures                                    (61.2)      (107.5)
Proceeds from the sale of property and equipment            -          2.1
                                                  -----------  -----------

Cash flow used in investing activities                  (61.2)      (105.4)
                                                  -----------  -----------

FINANCING ACTIVITIES:
Proceeds from notes payable                               0.9            -
Proceeds from revolving loan facility                       -        215.0
Repayment of debt                                       (23.9)        (5.5)
Payment of deferred financing costs                         -         (0.1)
Issuances of common stock                                 2.9          0.8
Purchases of common stock                                (2.3)        (1.7)
Contributions by noncontrolling interests                 5.5          3.4
Distribution to noncontrolling interests                 (4.2)        (3.6)
                                                  -----------  -----------

Cash flow (used in) provided by financing
 activities                                             (21.1)       208.3
                                                  -----------  -----------

Effect of exchange rate changes on cash                   0.9         (9.6)

Increase in cash and cash equivalents                   221.4        291.1

Cash and cash equivalents, beginning of year            249.3        232.5
                                                  -----------  -----------
Cash and cash equivalents, end of period          $     470.7  $     523.6
                                                  ===========  ===========

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF
                                 EARNINGS
              FOR THE THIRTEEN WEEKS ENDED OCTOBER 31, 2009
                                (UNAUDITED)

(Dollars and shares in millions, except per share data)

                          As Reported
                         (GAAP Basis)     Adjustments       Non-GAAP Basis
                        --------------  --------------      --------------

Net sales               $        867.0  $            -      $        867.0

Cost of sales                    555.2            (3.1) (a)          552.1

                        --------------  --------------      --------------
Gross margin                     311.8             3.1               314.9

Selling, general and
 administrative
 expenses                        250.8            (1.0) (b)          249.8

                        --------------  --------------      --------------
Operating profit from
 continuing operations            61.0             4.1                65.1

Interest expense                  14.8               -                14.8

Interest income                   (0.2)              -                (0.2)

                        --------------  --------------      --------------
Earnings from
 continuing operations
 before income taxes              46.4             4.1                50.5

Provision for income
 taxes                             8.2             1.6  (c)            9.8

                        --------------  --------------      --------------
Earnings from
 continuing operations            38.2             2.5                40.7

Loss from discontinued
 operations, net of
 income taxes                     (0.1)              -                (0.1)

                        --------------  --------------      --------------
Net earnings                      38.1             2.5                40.6

Net earnings
 attributable to
 noncontrolling
 interests                        (1.2)              -                (1.2)

                        --------------  --------------      --------------
Net earnings
 attributable to
 Collective Brands,
 Inc.                   $         36.9  $          2.5      $         39.4
                        ==============  ==============      ==============

Basic earnings per
 share attributable to
 Collective Brands,
 Inc. common
 shareholders:
  Earnings from
   continuing
   operations           $         0.58  $         0.04      $         0.62
  Loss from
   discontinued
   operations                        -               -                   -
                        --------------  --------------      --------------
Basic earnings per
 share attributable to
 Collective Brands,
 Inc. common
 shareholders           $         0.58  $         0.04      $         0.62
                        ==============  ==============      ==============

Diluted earnings per
 share attributable to
 Collective Brands,
 Inc. common
 shareholders:
  Earnings from
   continuing
   operations           $         0.57  $         0.04      $         0.61
  Loss from
   discontinued
   operations                        -               -                   -
                        --------------  --------------      --------------
Diluted earnings per
 share attributable to
 Collective Brands,
 Inc. common
 shareholders           $         0.57  $         0.04      $         0.61
                        ==============  ==============      ==============

Basic weighted average
 shares outstanding               63.2            63.2                63.2

Diluted weighted
 average shares
 outstanding                      63.7            63.7                63.7

Notes to adjustments:

 (a) Represents $2.5 million for litigation settlement, net of insurance recoveries and $0.6 million of severance charges.

 (b) Represents $1.0 million of  severance charges.

 (c) Represents the tax impact of the above adjustments on the GAAP income tax provision.

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF
                                 EARNINGS
              FOR THE THIRTEEN WEEKS ENDED NOVEMBER 1, 2008
                                (UNAUDITED)

(Dollars and shares in millions, except per share data)

                          As Reported
                         (GAAP Basis)     Adjustments       Non-GAAP Basis
                        --------------  --------------      --------------

Net sales               $        862.7  $        (20.2) (a) $        842.5

Cost of sales                    564.0           (11.9) (b)          552.1

                        --------------  --------------      --------------
Gross margin                     298.7            (8.3)              290.4

Selling, general and
 administrative
 expenses                        245.1            (1.9) (c)          243.2

Restructuring charges              0.1               -                 0.1

                        --------------  --------------      --------------
Operating profit from
 continuing operations            53.5            (6.4)               47.1

Interest expense                  19.9               -                19.9

Interest income                   (2.7)              -                (2.7)

                        --------------  --------------      --------------
Earnings from
 continuing operations
 before income taxes              36.3            (6.4)               29.9

(Benefit) provision for
 income taxes                    (12.9)           15.1  (d)            2.2

                        --------------  --------------      --------------
Earnings from
 continuing operations            49.2           (21.5)               27.7

Income from
 discontinued
 operations, net of
 income taxes                      0.1               -                 0.1

                        --------------  --------------      --------------
Net earnings                      49.3           (21.5)               27.8

Net earnings
 attributable to
 noncontrolling
 interests                        (1.8)              -                (1.8)

                        --------------  --------------      --------------
Net earnings
 attributable to
 Collective Brands,
 Inc.                   $         47.5  $        (21.5)     $         26.0
                        ==============  ==============      ==============

Basic and diluted
 earning per share
 attributable to
 Collective Brands,
 Inc. common
 shareholders:
  Earnings from
   continuing
   operations           $         0.74  $        (0.33)     $         0.41
  Loss from
   discontinued
   operations                        -               -                   -
                        --------------  --------------      --------------
Basic and diluted
 earning per share
 attributable to
 Collective Brands,
 Inc. common
 shareholders           $         0.74  $        (0.33)     $         0.41
                        ==============  ==============      ==============

Basic and diluted
 weighted average
 shares outstanding               63.0            63.0                63.0

Notes to adjustments:

 (a) Represents sales associated with the Tommy Hilfiger adult footwear license.

 (b) Represents $4.3 million impact from the third quarter 2008 litigation charges and ($16.2) million of cost of sales associated with the expiration of the Tommy Hilfiger adult footwear license.

 (c) Represents selling, general and administrative expenses associated with the Tommy Hilfiger adult footwear license and other severance charges.

 (d) Represents the tax impact of the above adjustments on the GAAP income tax provision.

                          COLLECTIVE BRANDS, INC.
   RECONCILIATION OF GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO
                              NON-GAAP EBITDA
                                (UNAUDITED)

(Dollars in millions)

                                         13 weeks ended    13 weeks ended
                                        October 31, 2009  November 1, 2008
Cash flow provided by operating
 activities                             $          188.7  $          110.8

Changes in working capital                        (109.3)            (12.5)

Adjustments for non-cash items
 (excluding depreciation and
 non debt related amortization)
 included in net earnings                          (15.8)             (9.7)

Changes in other assets and
 liabilities, net, and contributions to
pension plan                                        10.4              (3.5)

Net cash provided by discontinued
 operations                                          0.2                 -

(Benefit) Provision for income taxes                 8.2             (12.9)

Net interest expense                                14.6              17.2
                                        ----------------  ----------------

EBITDA                                  $           97.0  $           89.4
                                        ================  ================

Impact of litigation                                 2.5              (4.3)

Severance charges                                    1.6               0.8

Impact of expiration of Tommy Hilfiger
 adult footwear license                                -              (2.8)
                                        ----------------  ----------------

Adjusted EBITDA                         $          101.1  $           83.1
                                        ================  ================

                          COLLECTIVE BRANDS, INC.
            CALCULATION OF NON-GAAP CONSOLIDATED FREE CASH FLOW
                                (UNAUDITED)

(Dollars in millions)

                                           39 weeks ended   39 weeks ended
                                          October 31, 2009 November 1, 2008
                                          ---------------- ----------------

Cash flow provided by operating
 activities                               $          302.8 $          197.8
Less:  Capital expenditures                           61.2            107.5
                                          ---------------- ----------------
Free cash flow                            $          241.6 $           90.3
                                          ================ ================

                          COLLECTIVE BRANDS, INC.
              CALCULATION OF NON-GAAP CONSOLIDATED NET DEBT
                                (UNAUDITED)

(Dollars in millions)

                                               As of            As of
                                          October 31, 2009 November 1, 2008
                                          ---------------- ----------------

Total debt including notes payable        $          890.5 $        1,132.0
Less:  cash and cash equivalents                     470.7            523.6
                                          ---------------- ----------------
Net debt                                  $          419.8 $          608.4
                                          ================ ================

Investment Community Contact:
James Grant
(785) 559-5321

Media Contact:
Mardi Larson
(612) 928-0202